UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2010

Date of Report (Date of earliest event reported)

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

2006 Plan Amendments

The Board of Directors (the “Board”) of Exar Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) that would (i) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2006 Plan by an additional 5,500,000 shares, (ii) extend the term of the 2006 Plan to June 1, 2020, and (iii) extend the Company’s authority to grant awards under the 2006 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2015 annual meeting of stockholders and increase the limit on the aggregate amount of compensation that may be paid to any one individual in a calendar year in respect of all such awards payable only in cash and not related to shares of Common Stock from $2,000,000 to $4,000,000. The Company’s stockholders approved these amendments to the 2006 Plan at the Company’s Annual Meeting of Stockholders held on September 15, 2010 (the “Annual Meeting”).

The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2006 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Kevin Bauer employment arrangement

On September 14, 2010, the Board approved an amendment to the Company’s employment arrangement with Kevin Bauer, the Company’s Chief Financial Officer, with respect to severance benefits Mr. Bauer may be entitled to receive upon certain terminations of his employment following a change in control of the Company.

In the event there is a Change of Control (as defined in the Letter Agreement) and Mr. Bauer’s employment is terminated within twelve (12) months following the Change of Control date either by the Company without Cause (as defined in the Letter Agreement) or by Mr. Bauer for Good Reason (as defined in the Letter Agreement), (i) all options, restricted stock unit awards and other equity-based awards granted to Mr. Bauer by the Company, to the extent then outstanding and otherwise unvested, will immediately vest, and (ii) Mr. Bauer will be entitled to receive, within sixty (60) days following his termination and subject to all applicable withholdings, a lump sum severance payment equal to three months base salary plus one month base salary for each year of completed service with the Company, to a maximum aggregate severance payment equal to six months base salary; provided, however, that the Company’s obligation to provide such accelerated vesting and such severance payment shall be contingent upon Mr. Bauer providing to the Company, upon or promptly following his last day of employment with the Company, a valid, executed general release agreement in a form acceptable to the Company, and such release agreement not having been revoked by Mr. Bauer pursuant to any revocation rights afforded by applicable law.

The foregoing description of the amendment is qualified in its entirety by reference to the text of the letter agreement between the Company and Mr. Bauer, dated September 14, 2010 (the “Letter Agreement”), which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2010, the Board approved certain amendments to the Company’s Bylaws. The first series of amendments are to revise the advance notice bylaw provisions in Section 5 and the new Section 7. The second series of amendments are to provide for the ability to hold remote stockholder meetings and for electronic notice in certain circumstances. The third series of amendments are to correct certain typographical and similar matters throughout the Company’s Bylaws. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the Company’s Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. The Company’s Bylaws are also available in the Corporate Governance Section of the Company’s website at www.exar.com.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2005, the Company entered into an Amendment and Termination of Rights Agreement with EquiServe Trust Company, N.A. on July 22, 2005 to amend and terminate that certain Rights Agreement, dated December 15, 1995 (as amended, the “Rights Agreement”). Such amendment to the Rights Agreement accelerated the final expiration date of the rights issued thereunder to July 22, 2005, and terminated the Rights Agreement upon expiration of the rights. On September 15, 2010, the Board approved the elimination of the designation of shares of Series A Junior Participating Preferred Stock (the “Series A Shares”) which had been designated by the Board on December 15, 1995 in connection with the Rights Agreement, and the Company filed a Certificate of Elimination of Series A Junior Participating Preferred Stock (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on September 15, 2010 to eliminate such Series A Shares which had been created by the Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on December 26, 1995. The Certificate of Elimination (i) eliminated the designation of the Series A Shares, none of which were outstanding at the time of filing, (ii) upon such elimination, caused such Series A Shares to resume their status as undesignated shares of preferred stock of the Company and (iii) eliminated from the Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”) all references to the Series A Shares. The foregoing description is qualified in its entirety by reference to the text of the Certificate of Elimination, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on September 15, 2010 (the “Annual Meeting”), Proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated July 23, 2010 for the Annual Meeting. The number of shares issued, outstanding and eligible to vote as of July 20, 2010 (the record date for the Annual Meeting) was 44,206,270.

Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Only “FOR” votes were counted for purposes of determining the votes received in connection with the election of directors, and therefore broker non-votes and abstentions had no effect on the proposal relating to the election of directors. In the case of each of the other proposals, only “FOR” and “AGAINST” votes were counted for purposes of determining the votes received in connection with those proposals, and therefore broker non-votes and abstentions had no effect on determining whether the affirmative vote constituted a majority of the shares present or represented by proxy and voting at the Annual Meeting.

The results are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting to serve a one-year term on the Board.

	For	Authority Withheld	Broker Non-Vote
Izak Bencuya	35,621,053	2,133,915	4,511,091
Pierre Guilbault	36,673,617	1,081,351	4,511,091
Brian Hilton	37,535,624	219,344	4,511,091
Richard L. Leza	35,523,784	2,231,184	4,511,091
Gary Meyers	37,536,534	218,434	4,511,091
Juan (Oscar) Rodriguez	35,605,123	2,149,845	4,511,091
Pedro (Pete) P. Rodriguez	37,472,040	282,928	4,511,091

Proposal 2

The proposal to amend the 2006 Plan, as described in the proxy materials. This proposal was approved with approximately 84.73% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 15.23% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
31,988,733	5,750,468	15,767	4,511,091

Proposal 3

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, as described in the proxy materials. This proposal was approved with approximately 99.35% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.61% of the shares voting against the proposal.

For	Against	Abstained	Broker Non-Vote
41,991,337	259,504	15,218	0

Item 8.01.	Other Matters.

On September 15, 2010, the Board approved the restatement of the Company’s certificate of incorporation, which was last amended and restated on February 27, 1992. The restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 15, 2010. The restatement incorporates all subsequent amendments to the certificate of incorporation since February 27, 1992 but does not make any substantive changes. The foregoing description is qualified in its entirety by reference to the text of the restated certificate of incorporation, which is filed as Exhibit 3.3 hereto and incorporated herein by reference. The restated certificate of incorporation is also available in the Corporate Governance Section of the Company’s website at www.exar.com.

On September 14, 2010, the Corporate Governance and Nominating Committee of the Board approved certain amendments to the Company’s Corporate Governance Principles and each of the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee approved certain amendments to their respective committee charters. In each case, the amendments were intended to address recent regulatory developments and evolving best practices, recommendations from corporate governance advisors and rating agencies and changes in the Company’s practices. The foregoing descriptions of the amendments are qualified in their entirety by reference to the text of the amended versions of the Company’s Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Corporate Governance and Nominating Committee Charter, which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference. The Corporate Governance Principles and Committee Charters are also available in the Corporate Governance Section of the Company’s website at www.exar.com.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Bylaws of Exar Corporation

3.2	Certificate of Elimination

3.3	Restated Certificate of Incorporation of Exar Corporation

10.1	Exar Corporation 2006 Equity Incentive Plan

10.2	Letter Agreement with Kevin Bauer

10.3	Exar Corporation Corporate Governance Principles

10.4	Compensation Committee Charter

10.5	Audit Committee Charter

10.6	Corporate Governance and Nominating Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: September 17, 2010	/S/ THOMAS R. MELENDREZ
Thomas R. Melendrez
General Counsel, Secretary and Executive Vice President, Business Development

EXHIBIT INDEX

Exhibit Number	Document

3.1	Bylaws of Exar Corporation

3.2	Certificate of Elimination

3.3	Restated Certificate of Incorporation of Exar Corporation

10.1	Exar Corporation 2006 Equity Incentive Plan

10.2	Letter Agreement with Kevin Bauer

10.3	Exar Corporation Corporate Governance Principles

10.4	Compensation Committee Charter

10.5	Audit Committee Charter

10.6	Corporate Governance and Nominating Committee Charter